[Harleysville Savings Financial Corporation Letterhead]

                                                              December 19, 2000



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Harleysville Savings Financial Corporation, the holding company for Harleysville Savings Bank. The meeting will be held at the Family Heritage Restaurant located in Franconia, Pennsylvania on Wednesday, January 24, 2001 at 9:30 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your  continued  support  of  and  interest  in  Harleysville   Savings
Financial Corporation is sincerely appreciated.

                                   Sincerely,


                                                 /s/ Edward J. Molnar
                                                 --------------------
                                                     Edward J. Molnar

                                                     President and Chief
                                                     Executive Officer

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
                                 271 Main Street
                        Harleysville, Pennsylvania 19438
                                 (215) 256-8828

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 24, 2001

                              --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Harleysville Savings Financial Corporation (the "Company") will be held at the Family Heritage Restaurant, located in Franconia, Pennsylvania, on Wednesday, January 24, 2001 at 9:30 a. m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect three (3) directors for a three-year term and until their successors are elected and qualified;

         (2) To adopt the Harleysville Savings Financial Corporation 2000 Stock Option Plan;

         (3) To ratify the appointment by the Board of Directors of Deloitte & Touche as the Company's independent auditors for the year ending September 30, 2001; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed December 8, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                            By Order of the Board of Directors



                                            /s/ Diane P. Moyer
                                            Diane P. Moyer

                                            Senior Vice President and Secretary

Harleysville, Pennsylvania
December 19, 2000

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 24, 2001

         This Proxy Statement is furnished to holders of common stock, $.01 par value per share ("Common Stock"), of Harleysville Savings Financial Corporation (the "Company"), a Pennsylvania corporation which acquired all of the outstanding capital stock of Harleysville Savings Bank (the "Bank") in connection with the holding company reorganization of the Bank in February 2000 (the "Reorganization"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Family Heritage Restaurant, located in Franconia, Pennsylvania, on Wednesday, January 24, 2001 at 9:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 19, 2000.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Diane P. Moyer, Senior Vice President and Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record of the Company at the close of business on December 8, 2000 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were approximately 2,285,051 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

         The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes cast at the Annual Meeting is required for approval of the proposals to adopt the Company's 2000 Stock Option Plan (the "Option Plan") and to ratify the appointment of the Company's independent auditors.

         Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have no effect on the voting for the election of directors or the proposals to adopt the Option Plan and to ratify the appointment of the Company's independent auditors. Under rules applicable to broker-dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS

                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

         The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually and stockholders are not permitted to cumulate their votes for the election of directors. No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.

           Nominees for Director for Three-Year Term Expiring in 2004

                                          Position with the Company and
                                           Principal Occupation During                Director
             Name         Age                  the Past Five Years                    Since (1)
             ----         ---                 ---------------------                   ---------

Sanford L. Alderfer       48      Mr. Alderfer is President of Alderfer                  --
                                  Auction Company, located in Hatfield,
                                  Pennsylvania.


Mark R. Cummins           44      Mr. Cummins is Executive Vice President,              1995
                                  Chief Investment Officer and Treasurer of
                                  Harleysville Insurance Companies located
                                  in Harleysville, Pennsylvania.

Ronald B. Geib            46      Mr. Geib has served as the Company's                   --
                                  Executive Vice President and Chief
                                  Operating Officer since February 2000 and
                                  the Bank's Executive Vice President and
                                  Chief Operating Officer since September
                                  1999.  Mr. Geib previously served as the
                                  Bank's Senior Vice President, Treasurer,
                                  and Chief Financial Officer from 1980 to
                                  1999.  Mr. Geib joined the Bank in 1976.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.



Members of the Board of Directors Continuing in Office

                      Directors With Terms Expiring in 2002

                                         Position with the Company and

                                          Principal Occupation During               Director
                Name      Age                 the Past Five Years                   Since(1)
                ----      ---                ---------------------                  --------
Paul W. Barndt            71         Mr. Barndt is Founder of the Barndt              1975
                                     Agency, Inc., a real estate and
                                     insurance agency located in
                                     Sumneytown, Pennsylvania.
Philip A. Clemens         51         Mr. Clemens is Chairman and Chief                1987
                                     Executive Officer of Clemens
                                     Family Corporation, a meat
                                     processing company located in
                                     Hatfield, Pennsylvania.
Edward J. Molnar          60         Mr. Molnar has served as the                     1968
                                     Company's President and Chief
                                     Executive Officer since February
                                     2000 and the Bank's Chief Executive
                                     Officer since 1967 and also as the
                                     Bank's President since 1976.


                      Directors With Terms Expiring in 2003

                                        Position with the Company and

                                             Principal Occupation                  Director
                Name      Age             During the Past Five Years                Since(1)
                ----      ---             --------------------------               ---------
David J. Friesen          57         Mr. Friesen is a certified public                1987
                                     accountant and Director of
                                     Development at PennView Christian
                                     School located in Souderton,
                                     Pennsylvania.
George W. Meschter        48         Mr. Meschter is the President of                 1981
                                     Meschter Insurance Group, an
                                     insurance agency located in
                                     Collegeville, Pennsylvania.

---------------

        (1) Includes service as a director of the Bank.

Stockholder Nominations

        Article III, Section 3.12 of the Company's Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, or in the case of the first annual meeting of stockholders following the Reorganization, not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Bank in connection with the immediately preceding annual meeting of stockholders of the Bank prior to the Reorganization, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

        Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from stockholders for the Annual Meeting.

The Board of Directors and Its Committees

        Regular meetings of the Board of Directors of the Company and the Bank are typically held on a monthly basis and special meetings of the Board of Directors are held from time-to-time as needed. There were 13 meetings of the Board of Directors of the Company held during fiscal 2000. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board on which the director served during the year.

        The  Board  of  Directors  of  the  Company  has   established   various
committees, including Audit, Human Resources and Nominating Committees.

        The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Messrs. Cummins, Friesen and Alderfer serve as members of this committee. The Audit Committee met three times during fiscal 2000.

        The Human Resource Committee, which met three times during fiscal 2000, reviews the Company's compensation programs and recommends salary and benefits for the Company's employees. The members of the committee are currently Messrs. Barndt, Meschter and Clemens.

        The Nominating Committee, which met one time during fiscal 2000 with respect to nominations for the 2000 Annual Meeting, advises the Board of Directors with respect to nominations of directors and recommends candidates to the Board of Directors as nominees for election at the annual meeting and reviews and recommends directors fees to be paid by to members of the Board of Directors. The members of the Nominating Committee are Messrs. Alderfer, Friesen and Meschter.

Executive Officers Who Are Not Directors

        The following table sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors or nominees.


                                         Positions(s) with the Company and Principal Occupation
             Name           Age                        During the Past Five Years
-------------------------------------------------------------------------------------------------
Marian Bickerstaff          50        Mrs. Bickerstaff has served as the Company's Senior Vice
                                      President since February 2000, the Bank's Senior Vice
                                      President since September 1999 and as the Bank's Chief
                                      Lending Officer since 1985.  Mrs. Bickerstaff was Vice
                                      President of the Bank from 1985 to 1999.  Mrs. Bickerstaff joined the Bank in 1975.

Diane P. Moyer              61        Mrs. Moyer has served as the Company's Senior Vice
                                      President since February 2000, the Bank's Senior Vice
                                      President since September 1999 and as the Bank's Vice
                                      President in charge of Branch Operations and Personnel
                                      since 1986.  Mrs. Moyer has also served the Bank as
                                      Corporate Secretary since 1993 having previously served as
                                      Assistant Corporate Secretary since 1976.  Mrs. Moyer
                                      joined the Bank in 1973. Mrs. Moyer intends to retire from the Company on December 31, 2000.

Brendan J. McGill           32        Mr. McGill has served as the Company's Senior Vice
                                      President, Treasurer and Chief Financial Officer since
                                      February 2000 and joined the Bank in September 1999 as
                                      Senior Vice President, Treasurer and Chief Financial
                                      Officer.  Prior thereto, Mr. McGill was an auditor with the accounting firm of Deloitte & Touche, specializing in
                                      financial institutions.



Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Common Stock. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended September 30, 2000, all Section 16(a) filing requirements applicable to its executive officers and directors were met.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date, (ii) each director and director nominee of the Company, (iii) certain named executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                 Amount and Nature
             Name of Beneficial                    of Beneficial
             Owner or Number of                   Ownership as of                Percent of
              Persons in Group                 December 8, 2000(1)(2)           Common Stock
             ------------------                ----------------------           ------------

Harleysville Savings Financial                      266,752 (3)                     11.68%
  Corporation Employee Stock
  Ownership Pension Plan
  271 Main Street
  Harleysville, Pennsylvania 19438

First Manhattan Company                             146,813 (4)                      6.25
  437 Madison Avenue
  New York, New York 10022

Directors and Nominees:
  Sanford L. Alderfer                                 5,110 (5)                      0.23
  Paul W. Barndt                                     17,701 (6)(7)                   0.78
  Philip A. Clemens                                  17,010 (6)(7)(8)                0.75
  Mark R. Cummins                                    80,814 (9)                      3.53
  David J. Friesen                                   37,710 (6)(10)                  1.65
  Ronald B. Geib                                     72,156 (11)                     3.14
  George W. Meschter                                 33,499 (6)(7)(12)               1.47
  Edward J. Molnar                                  132,268 (13)                     5.75

Named Executive Officers:
  Marian Bickerstaff                                 69,127 (14)                     3.01

All directors and executive                         543,351 (15)                    23.06
 officers as a group (11 persons)

-----------------

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3) Includes 165,633 shares held in the Company's Employee Stock Ownership Pension Plan ("ESOP") for the account of officers who may direct the voting of such shares, and 101,119 shares allocated to other employee participants in the plan who may direct the voting of such shares.

(4) Pursuant to filings under the Exchange Act, includes 135,113 shares which First Manhattan Company has sole voting and dispositive power, 3,300 shares which it has shared voting and dispositive power and 8,400 shares which it has shared dispositive and no voting power.

(5) Includes 4,660 shares held in the Sanford Alderfer Auction Company, Inc. Profit Sharing Plan, which Mr. Alderfer is a trustee.

(6) Includes 2,440 shares which may be acquired within 60 days of the Voting Record Date pursuant to vested stock options.

(7) Does not include 266,752 shares held in the ESOP as to which Messrs. Barndt, Clemens and Meschter serve as trustees and disclaim beneficial ownership.

(8) Includes 4,125 shares held by Mr. Clemens' wife and 3,080 shares held by Mr. Clemens' daughters.

(9) Includes 74,249 shares owned by the Harleysville Insurance Companies of which Mark R. Cummins is the Executive Vice President, Chief Investment Officer and Treasurer. As such, Mr. Cummins has the power to direct the voting and disposition of these shares. Mr. Cummins disclaims beneficial ownership of the 74,249 shares. Also includes 4,565 shares which may be acquired within 60 days of the Voting Record Date pursuant to vested stock options.

(10)     Includes 4,165 shares held solely by Mr. Friesen's wife.

(11) Includes 39,266 shares held by Mr. Geib under the ESOP, 9,833 shares held by Mr. Geib's wife, 1,710 shares held by Mr. Geib's children, and 19,412 shares which may be acquired within 60 days of the Voting Record Date pursuant to vested stock options.

(12) Includes 6,664 shares owned by Meschter Insurance Group of which Mr. Meschter is President and 4,584 shares held in a trust which Mr. Meschter is trustee, 1,514 shares held by Mr. Meschter's son and 718 shares held by Mr. Meschter's wife.

(13) Includes 61,472 shares held by Mr. Molnar under the ESOP, and 17,164 shares which may be acquired within 60 days of the Voting Record Date pursuant to vested stock options.

(14) Includes 33,104 shares held by Mrs. Bickerstaff under the ESOP, 100 shares held by Mrs. Bickerstaff's husband, and 13,909 shares which may be acquired within 60 days of the Voting Record Date pursuant to vested stock options.

(15) Includes 72,014 shares subject to outstanding stock options which are exercisable within 60 days of the Voting Record Date, and 165,633 shares held in the ESOP for the account of officers. Also includes 74,249 shares owned by the Harleysville Mutual Insurance Company of which Mark R. Cummins is Executive Vice President, Chief Investment Officer and Treasurer. Mr. Cummins has the power to direct the voting and disposition of these shares. Mr. Cummins disclaims beneficial ownership of these 74,249 shares.

                             MANAGEMENT COMPENSATION

Summary Compensation Table

         The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company and the Bank for services rendered in all capacities during the past three years to the Chief Executive Officer and the only other executive officers of the Company and its subsidiaries whose total compensation during the year ended September 30, 2000 exceeded $100,000.


                            Annual Compensation                        Long Term Compensation
                            -------------------                        -----------------------


        Name and                                                  Stock                      All Other
    Principal Position      Year       Salary       Bonus(1)      Grants      Options     Compensation(2)
    ------------------      ----       ------       -----         ------      -------     ------------
Edward J. Molnar            2000      $175,712     $40,784          -            -          $37,836
  President and Chief       1999       163,000      39,131          -            -           32,851
  Executive Officer         1998       155,000      37,183          -            -           31,350

Ronald B. Geib              2000       116,554      27,053          -            -           19,115
  Executive Vice President  1999       108,300      25,979          -            -           15,660
 and Chief  Operating       1998       103,100      24,764          -            -           14,880
  Officer

Marian Bickerstaff          2000        92,560      21,484          -            -           15,132
  Senior Vice President     1999        85,675      20,568          -            -           12,390
                            1998        81,575      19,597          -            -           11,775



---------------------

(1)      Bonus is determined  pursuant to the Company's Profit Sharing Incentive
         Plan.

(2) In fiscal 2000, represents $24,000, $16,440 and $13,005 contributed by the Company pursuant to the ESOP to the accounts of Messrs. Molnar and Geib and Mrs. Bickerstaff, respectively, $4,236, $2,675 and $2,127 contributed by the Company under the Harleysville Savings' 401(k) Plan ("401(k) Plan") pursuant to the company match of contributions to the accounts of Messrs. Molnar and Geib and Mrs. Bickerstaff, respectfully, and the payment of $9,600 in directors' fees to Mr. Molnar.


Directors' Fees

    Directors of the Bank received a fee of $250 per month, plus $550 for each regular Board meeting attended during fiscal 2000. Directors of the Bank, with the exception of President Molnar, received $225 for each committee meeting attended during fiscal 2000.

Stock Options

    The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended September 30, 2000 and stock options held at September 30, 2000.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES
                                                                                                  Value of
                                                           Number of                             Unexercised
                                                          Unexercised                            Options at
                                                      Options at Year End                        Year End(1)
                         Shares                  ---------------------------------     ---------------------------------
                       Acquired on     Value
         Name           Exercise     Realized    Exercisable        Unexercisable       Exercisable       Unexercisable
------------------------------------------------------------------------------------------------------------------------
Edward J. Molnar         8,000        $32,060       11,173              5,990             $60,195            $32,271
Ronald B. Geib             - -            - -       15,328              4,082              82,585             21,992
Marian Bickerstaff       1,445          5,339       10,621              3,284              57,237             17,693
========================================================================================================================


(1) Based on an assumed market price of $15.06 per share of Common Stock at September 30, 2000.

Compensation Committee

    The Human Resource Committee of the Board of Directors determines executive compensation. During fiscal 2000, the members of the Committee were Messrs. Clemens, Barndt and Meschter. No member of the Committee is a current or former officer or employee of the Company or the Bank. The report of the Committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

Report of the Human Resource Committee

    The Committee determines the compensation levels of the Chief Executive Officer and the other executive officers by reviewing published studies of compensation paid to executives performing similar duties for financial institutions. The principal resource used for peer group comparisons is the 2000 Compensation Survey complied by America's Community Bankers and the L. R. Webber 2000 Salary and Benefits Pennsylvania Bank Survey.

    The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent executives whose efforts will fulfill the Company's public responsibility to provide an important link between people who have money to save and those who need to borrow; to be a responsible corporate citizen of the community; to provide a rewarding place for the Company's employees to work; and to achieve a fair and appropriate return for the Company's shareholders.

    The base salary paid to the President and Chief Executive Officer in fiscal 2000 was $175,712 compared to $163,000 in fiscal 1999. The 7.7% increase in base salary is commensurate with the Company's compensation objectives. Base salaries increased on average of 7.8% for the Bank's other senior executives in fiscal 2000. The Committee believes that the senior executive officer's salary structure is within the competitive range for the industry based upon a comparison with financial institutions of similar size. Further, these increases were primarily the result of an increase of 6% in base salary for all employees of the Bank effective January 1, 2000. Such increases were effected in connection with the adoption of the Harleysville Savings 401(k) Plan, which provides for a company match of one-half of a participants first 6% contribution to the plan as well as a reduction in the Company's contribution to the ESOP from 15% to 6% of each participant's salary.

                                                         Philip A. Clemens
                                                         Paul W. Barndt
                                                         George W. Meschter

Performance Graph

         The following graph compares the yearly cumulative total return on the Company's Common Stock (or prior to the Reorganization, the Bank's Common Stock) over the past five years with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Banks Index (all banks listed on the Nasdaq Stock Market). The cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


               Table of Cumulative Values

                            1995        1996        1997        1998        1999        2000
                            ----        ----        ----        ----        ----        ----
Harleysville Savings    $ 103.59    $ 116.80    $ 212.81    $ 238.22    $ 159.53    $ 168.84
Nasdaq Market Index       138.05      163.84      224.92      228.48      373.27      358.96
Nasdaq Banks Index        126.64      156.79      247.13      227.91      247.65      207.49
Book Value Per Share        8.69        9.11       10.32       11.68       12.83       14.05
Market Value Per Share      9.75       10.80       19.88       22.04       14.00       15.06


Employment Agreements

         The Bank has entered into five-year employment agreements with Messrs. Edward J. Molnar and Ronald B. Geib and Mrs. Marian Bickerstaff. The agreements are extended automatically each year to continue for a five-year term. The agreement with Mr. Molnar provides for a current salary of $184,000 and agreement with Mr. Geib provides for a current salary of $122,000. The agreement with Mrs. Bickerstaff provides for a current salary of less than $100,000.

         The agreements are terminable by the Bank for "just cause" as defined, at any time or in certain events specified by federal regulations. The agreements also provide for severance payments and other benefits, respectively:
(i) in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined, or (ii) in connection with a voluntary termination of employment where, subsequent to an acquisition of control, officers are assigned duties inconsistent with their positions, duties, responsibilities and status immediately prior to such change in control.

         "Just cause" is defined as termination for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, willful violation of any law or regulation to be enforced by or the FDIC, or the Department of Banking of the Commonwealth of Pennsylvania ("Department"), willful violation of a final cease-and/or-desist order, willful or intentional breach or neglect by an employee of his duties, persistent negligence or misconduct in the performance of his duties or material breach of any provision of the Agreement, as determined by a court of competent jurisdiction or a federal or state regulatory agency having jurisdiction over the Bank. No act, or failure to act, on an employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank; provided that any act or omission to act on an employee's behalf in reliance upon an opinion of counsel to the Bank or counsel to the employee shall not be deemed to be willful. A "change in control" of the Bank is defined as a change in control of a nature that would be required to be reported under federal securities laws; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person," as defined, other than the Bank or any "person" who on the date in question is a director or officer of the Bank, is or becomes the "beneficial owner," as defined, directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank's then outstanding securities, or (B) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

         In the event of a voluntary or involuntary termination pursuant to a change of control of the Bank, such severance payments would amount to the aggregate of the product of an employee's average base salary over the five-year taxable period preceding the taxable year in which the date of termination occurs (or such lesser amount of time if the employee has not been employed by the Bank for five years at the time of termination) multiplied by 2.99. Such severance payment would be made in a lump sum on or before the fifth day following the date of termination, provided, however, that if the lump sum severance payment either alone or together with the other payments which the employee has the right to receive would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such lump sum severance payment is required to be reduced to the largest amount as will result in no portion of the lump sum severance payment being an "excess parachute payment." If the employment of Edward J. Molnar, Ronald B. Geib and Marian Bickerstaff had been terminated on September 30, 2000 pursuant to a change in control of the Bank, as defined, Messrs. Molnar and Geib and Mrs. Bickerstaff would have been entitled to receive severance payments amounting to approximately $481,337, $310,085 and $245,576, respectively.

         The agreements also provide that an employee may terminate his or her employment following a change in control for good reason, as defined, which includes a failure by the Bank to comply with any material provision of the Agreement or the assignment of the employee subsequent to a change in control of the Bank to duties inconsistent with his or her duties prior to the change in control. In such case, the Bank is required to pay as severance to the employee an amount equal to the product of his or her current annual base salary multiplied by the greater of the number of years remaining in the term of employment or the number 2.99. The agreements do not contain any provision restricting the right to compete against the Bank upon termination of employment.


         The Board of Directors may, from time to time, extend employment agreements to other senior executive officers.

Profit Sharing Incentive Plan

         The Bank maintains a Profit Sharing Incentive Plan ("Profit Sharing Plan") which is designed to provide cash incentive payments to the Bank's officers and employees when the Bank exceeds certain performance criteria. All of the Bank's employees participate in the Profit Sharing Plan. The Profit Sharing Plan provides that the Bank will make allocations to a bonus pool provided three performance criteria are satisfied: (1) the Bank's return on total stockholders' equity shall exceed an annualized rate of 10.75 percent (the "Target Return"), (2) the Bank's one year gap position under the Bank's asset liability management policy may not exceed the guidelines established by the Board of Directors, and (3) the percentage of the Bank's loans which are 60 days or more overdue may not exceed 1.5 percent of its total assets. If these criteria are satisfied, a percentage of the Bank's profit in excess of the Target Return is allocated to a bonus pool. The percentage of the Bank's profit in excess of the Target Return which is allocated to the bonus pool ranges from 90 percent of the first fifteen basis points by which the Bank's profit exceeds the Target Return to five percent of any profit greater than 1.35 percent in excess of the Target Return. Awards from the bonus pool are based on each participant's base earnings as a percentage of the total base earnings of all participants, and a weighing factor which recognizes that the Bank's senior management, middle management and other employees have varying levels of responsibility for the Bank's overall performance. Incentive payments to Messrs. Molnar and Geib and Mrs. Bickerstaff, for the year ended September 30, 2000 were $40,784, $27,053 and $21,484, respectively, and are reflected in the Summary Compensation Table above. The total amount of incentive payments made to all employees of the Bank employees (82 people) who received payments pursuant to the Profit Sharing Plan for the year ended September 30, 2000, including payments to the Bank's five executive officers, was $229,562.

Employee Stock Ownership Pension Plan

         The Board of Directors of the Company and its stockholders have adopted an Employee Stock Ownership Pension Plan ("ESOP"). The trustees of the ESOP are Messrs. Clemens, Meschter and Barndt. The trustees also serve as the administrators of the ESOP. The trustees hold, invest, reinvest, manage, administer and distribute the assets of the ESOP for the exclusive benefit of participants, retired participants and their beneficiaries in accordance with the terms of the ESOP and the Employee Stock Ownership Trust ("Trust") established pursuant to the ESOP. All of the assets of the ESOP are held in the Trust, which is managed by the trustees. The ESOP is subject to the participation, vesting, fiduciary responsibility, reporting, and disclosure and claims procedure requirements of ERISA.

         All employees of the Company who (i) have completed 12 months of service with the Company and (ii) have attained the age of 21 are eligible and shall participate in the ESOP. An employee shall be credited with a year of service during a ESOP year if said employee completes at least 1,000 hours of service during such period.

         In general, the ESOP requires the Company to contribute to the Trust in cash each year an amount which is not less than the amount required to enable the Trust to discharge its current obligations. The Company may make additional contributions in cash, shares of the Common Stock or other property, which shall be valued at its fair market value, as the Company's Board of Directors may determine.

         Contributions of the Company in cash and other cash received by the Trust will be applied to pay any current obligations of the Trust incurred for the purchase of Common Stock, or may be applied to purchase additional shares of Common Stock from current stockholders or from the Company. The investment policy of the ESOP is to invest primarily in Common Stock of the Company; however, the ESOP permits the investment of contributions to the ESOP into other assets, including certificates of deposit and securities issued by the U.S. government or its agencies.

         The ESOP requires the Company to pay all costs of administering the ESOP and any similar expenses of the trustees, excluding normal brokerage charges which are included in the costs of stock purchased. All shares of Common Stock which are allocated to participants' stock accounts shall be voted by the trustees in accordance with instructions from the participants. All unallocated shares of Common Stock held by the Trust or in a suspense account shall be voted by the trustees.

         Participation  in  the  ESOP  terminates  as of  the  anniversary  date coinciding with or next following a participant's death, disability or retirement. Upon termination of a participant's employment for any reason other than death, disability or retirement, or upon a break in service, the participant shall have vested and nonforfeitable rights in a portion of his or her stock and investment accounts based upon the participant's years of credited service at his or her date of termination. A participant is fully vested in his stock and investment accounts after five years of plan participation.

         Vested benefits under the ESOP will normally be distributed in a single distribution as soon as possible following a participant's separation from service. Distribution of benefits under the ESOP may be made in cash or in a combination of shares of Common Stock and cash.

         The Company's contributions to the ESOP are deductible by the Company to the extent provided by the Code and the ESOP will not be subject to federal income tax on its income and gain. A participant will not be taxed on contributions made by the Company or earnings on such contributions until he receives a distribution under the ESOP.

         During fiscal 2000, the Company contributed approximately $226,200 to the Trust which was allocated to participants' accounts according to the terms of the Plan.

401(k) Plan

         The Company adopted the Harleysville Savings 401(k) Plan ("401(k) Plan"), a deferred salary savings plan, effective January 1, 2000. All officers and employees working 1,000 hours or more in a plan year, who have attained the age of 21 and have completed 12 months of service, may participate in the 401(k) Plan on an optional basis. Under the plan, participants may defer up to 12% of their salary by payroll deduction. The Company or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant's contribution. All contributions are invested via a plan trust. The Company's matching contributions are vested at 100% after five years of service. All contributions are invested via a plan trust at the direction of the participant among several options, including several different mutual funds. Benefit payments normally are made in connection with a participant's retirement. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

Employee Stock Purchase Plan

         The Board of Directors of the Company and its stockholders have adopted the 1995 Employee Stock Purchase Plan, (the "Purchase Plan"), which is intended as an incentive to encourage all eligible employees of the Company to acquire stock ownership in the Company through payroll deductions so that they may share in its performance. The Company's stockholders approved adoption of the Purchase Plan at the annual meeting held in January 1996. The Purchase Plan is administered and interpreted by the Salary and Benefit Committee of the Board of Directors.

         Pursuant to the Purchase Plan, shares of the Company's Common Stock are offered to employees of the Company in up to two offering periods during which payroll deductions will be accumulated under the Purchase Plan during any calendar year. Any employee of the Company or any parent or subsidiary, including officers whether or not directors of the Company, is eligible to enroll in the Purchase Plan by completing a payroll deduction form provided by the Company. Upon enrollment, an employee shall elect to make contributions to the Purchase Plan by payroll deductions in an aggregate amount not less than 2% nor more than 10% of such employee's total compensation.

         On the first business day of each offering period, the Company grants to each eligible employee who is then a participant in the Purchase Plan an option to purchase on the last business day of such period shares of the Common Stock at an option price determined by the Committee, which shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of the shares on the first business day in an offering period, or (b) the fair market value of the shares on the last business day of such offering period.

Indebtedness of Management

         In accordance with applicable federal law and regulations, the Bank offers to its directors, officers and employees mortgage financing on their primary residences and for various consumer loans. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

         The following table sets forth information as to all directors and executive officers and members of their immediate families who had loans with the Bank of $60,000 or more during fiscal 2000.


                                                                  Largest Amount            Amount
                                                              Outstanding During the      Outstanding        Interest
                                                                      Period                 as of           Rate as of
 Name and Position or      Nature of                           from October 1, 1999      September 30,     September 30,
     Relationship         Indebtedness      Year Loan Made    to September 30, 2000          2000              2000
-------------------    ---------------     --------------    ----------------------    --------------    --------------
Marian Bickerstaff       Home Mortgage           1996                $232,804              $229,907            7.25%
Senior Vice President



                  PROPOSAL TO ADOPT THE 2000 STOCK OPTION PLAN

General

         The Board of Directors has adopted the 2000 Option Plan which is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Option Plan is also designed to attract and retain qualified directors for the Company. The Option Plan provides for the annual grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("incentive stock options"), and non-incentive or compensatory stock options (collectively "Awards"). Awards will be available for grant to officers, key employees and directors of the Company and any subsidiaries, except that non-employee directors will be eligible to receive only awards of non-incentive stock options under the plan.

Description of the Option Plan

         The following description of the Option Plan is a summary of its terms and is qualified in its entirety by reference to the Option Plan, a copy of which is attached hereto as Appendix A.

         Administration. The Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors. The members of the Committee will initially consist of Messrs . Barndt, Clemens and Meschter.

         Stock Options. Under the Option Plan, the Board of Directors or the Committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option shall be at least equal to the fair market value of a share of Common Stock on the date the option is granted, and the per share exercise price of a compensatory stock option shall at least equal the greater of par value or the fair market value of a share of Common Stock on the date the option is granted.

         All options granted to participants under the Option Plan shall become vested and exercisable at the rate, and subject to such limitations, as specified by the Board of Directors or the Committee at the time of grant. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment or service with the Company is terminated for any reason other than his death, disability or retirement. Unless the Committee or Board of Directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full upon a change in control of the Company, as defined in the Option Plan.

         Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the employee's employment or service as a non-employee director terminates, unless extended by the Committee or the Board of Directors to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted (i) if an employee terminates his employment with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have one year following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one year period following his death, provided no option will be exercisable more than ten years from the date it was granted.

         Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit or one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

         Payment for shares purchased upon the exercise of options may be made either in cash, by certified or cashier's check or, if permitted by the Committee or the Board, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a fair market value equal to the total option price, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. To the extent an optionee already owns shares of Common Stock prior to the exercise of his or her option, such shares could be used (if permitted by Committee or the Board) as payment for the exercise price of the option. If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the option which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the Committee or the Board) as payment for the exercise price of all or part of his options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used.

Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares.

         Number of Shares Covered by the Option Plan. A total of 110,000 shares of Common Stock, which is equal to approximately 4.8% of the issued and outstanding Common Stock, has been reserved for future issuance pursuant to the Option Plan. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the Option Plan, the number of shares to which any Award relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

         Amendment and Termination of the Option Plan. The Board of Directors may at any time terminate or amend the Option Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable. The Board of Directors may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under the Option Plan except as specifically authorized by the plan.

          Unless sooner terminated, the Option Plan shall continue in effect for a period of ten years from November 15, 2000, the date that the Option Plan was adopted by the Board of Directors. Termination of the Option Plan shall not affect any previously granted Awards.

         Awards to be Granted. The Committee intends to grant incentive options to officers and employees and to grant non-incentive options to non-employee directors pursuant to the terms of the Option Plan, which will vest one year from the date of grant with an exercise price equal to the fair value market of a share of Common Stock on the date of grant. Such grants may occur before the Annual Meeting but will be subject to stockholder approval of the Option Plan. At December 1, 2000, the closing price of a share of Common Stock as reported on the Nasdaq Stock Market was $14.25. The following table sets forth certain information with respect to such grants.


                                                                             Number of Shares
           Name of Individual or                                                Subject to
        Number of Persons in Group                    Title                   Stock Options
        --------------------------                    -----                   -------------
Edward J. Molnar                            President and Chief Executive         2,100
                                            Officer
Ronald B. Geib                              Executive Vice President and          1,400
                                            Chief Operating Officer
Marian Bickerstaff                          Senior Vice President                 1,100
All executive officers as                           --                            5,600
 a group (four persons)
All non-employee directors                          --                            7,500
 as a group (six persons)
All employees, not including executive              --                           12,610
officers, as a group (50 persons)



         Federal Income Tax Consequences. Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee.

         Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executive"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

         Treasury regulations provide that compensation attributable to a stock option is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

         The Option Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options granted under the Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

         The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         Accounting Treatment. Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

         Stockholder Approval. All Awards granted under the Option Plan will be subject to the approval by stockholders. Stockholder ratification of the Option Plan will satisfy listing requirements of the Nasdaq Stock Market and federal tax requirements.

         The Board of Directors recommends that stockholders vote FOR adoption of the 2000 Stock Option Plan.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Deloitte & Touche independent certified public accountants, to perform the audit of the Company's financial statements for the year ending September 30, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Deloitte & Touche that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche as independent auditors for fiscal 2001.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in January 2002, must be received at the principal executive offices of the Company, 271 Main Street, Harleysville, Pennsylvania 19438, Attention: Marian Bickerstaff, Senior Vice President and Secretary, no later than August 21, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 of the Exchange Act may be brought before an annual meeting pursuant to the Company's Bylaws, which provides that business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders or in the case of the first annual meeting of stockholders following the Reorganization, not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Bank in connection with the immediately preceding annual meeting of stockholders of the Bank prior to the Reorganization. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. To be timely with respect to the next annual meeting of stockholders of the Company, a stockholders notice must be received by the Company no later than September 20, 2001.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended September 30, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission under the Exchange Act. Such written requests should be directed to Diane P. Moyer, Senior Vice President and Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                      APPENDIX A

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

                             2000 STOCK OPTION PLAN

                                    ARTICLE I

                            ESTABLISHMENT OF THE PLAN

         Harleysville Savings Financial Corporation (the "Corporation") hereby establishes this 2000 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II

                               PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

                                   ARTICLE III

                                   DEFINITIONS

         3.01 "Award" means an Option granted pursuant to the terms of this Plan.

         3.02  "Bank"  means   Harleysville   Savings  Bank,  the  wholly  owned
subsidiary of the Corporation.

         3.03  "Board" means the Board of Directors of the Corporation.

         3.04 "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

         3.05  "Code" means the Internal Revenue Code of 1986, as amended.

         3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof each of whom shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         3.07 "Common Stock" means shares of the common stock, $.10 par value per share, of the Corporation.

         3.08 "Disability" means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Corporation, if such individual were covered by that plan.

         3.09 "Effective Date" means the day upon which the Board approves this Plan.

         3.10 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

         3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

         3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         3.14 "Non-Employee Director" means a member of the Board of the Corporation or Board of Directors of the Bank who is not an Officer or Employee of the Corporation or any Subsidiary Company.

         3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.16 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

         3.17 "Option" means a right granted under this Plan to purchase Common Stock.

         3.18 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

         3.19 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's pension benefit plan, if such individual were a participant in that plan.

         3.20 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

         4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Articles of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

         4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                    ARTICLE V
                                   ELIGIBILITY

         Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options.

                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

         6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 110,000. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

         6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                                DETERMINATION OF
                         AWARDS, NUMBER OF SHARES, ETC.

         7.01 Determination of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each Optionee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

         7.02 Maximum Awards to any Person. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Awards may be granted to any individual in any calendar year shall be 40,000.

                                  ARTICLE VIII
                                     OPTIONS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02     Option Exercise Price.

                  (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

                  (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the greater of (i) the par value or (ii) one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

         8.03  Vesting and Exercise of Options.

                  (a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Employee's employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or a Change in Control of the Corporation. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

                  (b) Accelerated Vesting. Unless the Committee or Board shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death, Disability or Retirement. In addition, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation.

         8.04  Duration of Options.

                  (a) General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee or Non-Employee Director ceases to be employed by or serve the Corporation and all Subsidiary Companies, or any successor thereto, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment or service to a period not exceeding five (5) years.

                  (b) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.

         Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term of the Option from the date of grant.

         If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

         In no event,  however,  shall any Option be  exercisable  more than ten
(10) years from the date it was granted.

         8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

         8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing.

         8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

         8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

                  (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

                  (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                  (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two
(2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards to each Employee, each Non-Employee Director and all Non-Employee Directors as a group, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

                                   ARTICLE XI
                         EMPLOYMENT AND SERVICE RIGHTS

         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

                                   ARTICLE XII
                                   WITHHOLDING

         12.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in
Section 8.09(c).

         12.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.

                                  ARTICLE XIII
                        EFFECTIVE DATE OF THE PLAN; TERM

         13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and prior to the termination of the Plan, provided that this Plan is approved by stockholders of the Corporation pursuant to Article XIV hereof.

         13.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XIV
                              STOCKHOLDER APPROVAL

         The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the National Association of Securities Dealers, Inc. for quotation of the Common Stock on the Nasdaq Stock Market's National Market.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

         15.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                                 REVOCABLE PROXY
                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARLEYSVILLE SAVINGS FINANCIAL CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 24, 2001 AND AT ANY ADJOURNMENT THEREOF.

The undersigned, being a stockholder of Harleysville Savings Financial Corporation (the "Company"), hereby appoints the Board of Directors, or any successors in their respective positions, as proxy, with full powers of substitution, and hereby authorizes the Board to represent and vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on December 8, 2000 at the Annual Metting of Stockholders to be held at the Family Heritage Restaurant located in Franconia, Pennsylvania on January 24, 2001 at 9:30 a.m., Eastern Time, or any adjournment thereof.



I. ELECTION OF DIRECTORS.  For a term of three years: Sandford L. Alderfer, Mark
   R. Cummins and Ronald B. Geib


                                With-             For all
               For              hold              Except

               [  ]             [  ]               [  ]



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Proposal to adopt the Hareleysville Savings Financial Corporation 2000 Stock Option Plan

               For              Against           Abstain

               [  ]             [  ]               [  ]

3. Proposal to ratify the appointment by the Board of Directors of Dellitte & Touche, as the Company's independent auditors for the year ending September 30, 2001.


               For              Against           Abstain

               [  ]             [  ]               [  ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting as described in the accompanying Proxy Statement.


          Please be sure to sign and date this Proxy in the box below.

          _____________________________________________________________
                                      Date

          _____________________________________________________________
          Stockholder sign above          Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                   HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
                           HARLEYSVILLE, PENNSYLVANIA

If not otherwise specified, this proxy will be voted FOR the election of the Board of Directors' nominees to the Board of Directors named in Proposal 1, FOR the approval of the 2000 Stock Option Plan in Proposal 2, FOR rativication of the independent auditors in Proposal 3 and otherwise at the discretion of the proxies. In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting or stockholders, the election of any person as director if a nominee is unalbe to serve or for good cause will not serve, matters incident to the conduct of the meeting and upon such other business as may properly come before this meeting. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

The above signed hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Harleysvelle Savings Financial Corporation, to be held on January 24, 2001 or any adjournment thereof, and a Proxy Statement Annual Meeting, prior to the signing of this proxy.

Please sign exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, bot should sign.


            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE